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EXHIBIT 99.5 - FORM OF NOTICE OF GUARANTEED DELIVERY

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                             SUBSCRIPTION WARRANTS
                                   ISSUED BY
                               SMART & FINAL INC.

          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated May 4, 1999 (the "Prospectus") of Smart & Final Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to ChaseMellon Shareholder Services, L.L.C. at or prior to 5:00 p.m. New York City time on June 3,
1999, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to ChaseMellon Shareholder Services, L.L.C., and must be received by ChaseMellon Shareholder Services, L.L.C. on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering--Exercise of Rights" in the Prospectus.

          Regardless of the manner of delivery of the Subscription Warrant, payment of the Subscription Price of $9.25 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by ChaseMellon Shareholder Services, L.L.C. in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date.

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
                                                    The Subscription Agent is:

                                             ChaseMellon Shareholder Services, L.L.C.

           By Mail:                                  Facsimile Transmission                               By Hand:
                                                   (eligible institutions only):
ChaseMellon Shareholder Services, L.L.C.                                                   ChaseMellon Shareholder Services, L.L.C.
      Post Office Box 3301                                (201) 296-4293                           120 Broadway, 13th Floor
   South Hackensack, NJ 07606                                                                         New York, NY 10271
 Attn: Reorganization Department                                                               Attn: Reorganization Department
                                               To Confirm receipt of facsimile only:
                                                          (201) 296-4860

                                                     If by Overnight Courier:

                                             ChaseMellon Shareholder Services, L.L.C.
                                               85 Challenger Road--Mail Drop--Reorg
                                                     Ridgefield Park, NJ 07660
                                                  Attn: Reorganization Department
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES
NOT CONSTITUTE A VALID DELIVERY.
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Gentlemen:

          The undersigned hereby represents that he or she is the holder of Subscription Warrant(s) representing ____________ Rights and that such Subscription Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per 3.4884 Rights represented by such Subscription Warrant and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that Excess Shares (as defined in the Instructions as to Use of Smart & Final Inc. Subscription Warrants) are available, for an aggregate of up to __________ Excess Shares. The undersigned understands that payment of the Subscription Price of $9.25 per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $ __________, either (check appropriate box):

 [_] is being delivered to ChaseMellon Shareholder Services, L.L.C.  herewith
          or
 [_] has been delivered separately to the ChaseMellon Shareholder Services, L.L.C.;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

 [_] wire transfer of funds

   --name of transferor institution ____________________________________
   --date of transfer __________________________________________________
   --confirmation number (if available) ________________________________

 [_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

 [_] certified check

 [_] bank draft (cashier's check)

 [_] U.S. postal money order

   --name of maker _____________________________________________________
   --date of check, draft or money order number ________________________ --bank on which check is drawn or issuer of money order _____________

Signature(s) ______________________________________________________________

Name(s) ___________________________________________________________________

 ___________________________________________________________________________
              (PLEASE TYPE OR PRINT)

 ___________________________________________________________________________

Address(es) _______________________________________________________________
                                (ZIP CODE)
Area Code and Tel. No(s). _________________________________________________

Subscription Warrant No(s). (if available) ________________________________

 ___________________________________________________________________________

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                             GUARANTY OF DELIVERY
         (NOT TO BE USED FOR SUBSCRIPTION WARRANT SIGNATURE GUARANTEE)

          The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to ChaseMellon Shareholder Services, L.L.C., guarantees that the undersigned will deliver to ChaseMellon Shareholder Services, L.L.C. the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________
                 (ADDRESS)

 ___________________________________________________________________________
          (AREA CODE AND TELEPHONE NUMBER)

Dated: ______________________________________________________________, 1999

____________________________________________________________________________
               (NAME OF FIRM)

____________________________________________________________________________
              (AUTHORIZED SIGNATURE)

          The institution which completes this form must communicate the guarantee to ChaseMellon Shareholder Services, L.L.C. and must deliver the Subscription Warrant(s) to ChaseMellon Shareholder Services, L.L.C. within the time period shown herein. Failure to do so could result in a financial loss to such institution.